UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Powell Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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POWELL INDUSTRIES, INC.

8550 Mosley Road

Houston, Texas 77075

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held February 20, 2013

To the Stockholders of Powell Industries, Inc.:

Notice is hereby given that the Annual Meeting of the Stockholders of Powell Industries, Inc., a Delaware corporation (the “Company”), will be held at the offices of the Company at 8550 Mosley Road, in Houston, Texas on Wednesday, February 20, 2013 at 11:00 a.m., Houston time, for the following purposes:

1.	To elect three (3) members of the Company’s Board of Directors, with terms to expire in 2016;

2.	To hold a stockholder advisory vote on the compensation of executives; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The stock transfer books will not be closed. Stockholders of record as of the close of business on January 3, 2013 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof, notwithstanding any transfer of stock on the books of the Company after such record date.

You are cordially invited to attend the meeting in person. YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

By Order of the Board of Directors

/s/ Thomas W. Powell
Thomas W. Powell
Chairman of the Board

Houston, Texas

January 9, 2013

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to

be Held on February 20, 2013

This Notice, Proxy Statement, Form of Proxy And Annual Report Are Available At:

http://investor.shareholder.com/powell/annual-proxy.cfm

POWELL INDUSTRIES, INC.

8550 Mosley Road

Houston, Texas 77075

PROXY STATEMENT

January 9, 2013

Annual Meeting of Stockholders

February 20, 2013

SOLICITATION AND VOTING RIGHTS

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Powell Industries, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, February 20, 2013 at 11:00 a.m., Houston time, at the principal executive offices of the Company at 8550 Mosley Road, in Houston, Texas 77075, or at any adjournment thereof.

This Proxy Statement, proxy and the accompanying Notice of Annual Meeting and Annual Report on Form 10-K for year ended September 30, 2012, including consolidated financial statements, will be mailed to stockholders on or about January 9, 2013. The Board of the Company has fixed January 3, 2013, as the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. As of January 3, 2013, there were 11,936,801 shares of the Company’s Common Stock, par value $.01 per share (“Common Stock”), outstanding. Each holder of Common Stock will be entitled to one vote for each share owned, except as noted below.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the meeting. Brokers holding shares of record for their customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. When brokers complete proxy forms, they generally vote on those matters as to which they are entitled to vote. On those matters as to which brokers are not entitled to vote without instructions from their customers and have not received such instructions, brokers generally indicate on their proxies that they lack voting authority as to those matters. As to those matters, such indications are called “broker non-votes.”

The vote of a plurality of the shares entitled to vote and represented at a meeting at which a quorum is present is required for the election of directors. The persons receiving the greatest number of votes cast at the meeting to fill the directorships with terms to expire in 2016 will be elected as directors of the Company, class of 2016. Thus, abstentions and broker non-votes will have no effect on the election of directors. As to any other matters which may come before the meeting, the affirmative vote of a majority of the shares of Common Stock entitled to vote and represented in person or by proxy at a meeting at which a quorum is present is required, and broker non-votes will have the effect of negative votes as to any such other matters for which the broker is entitled to vote and no effect on those matters for which the broker is not entitled to vote. Shares of the Common Stock present or represented at the Annual Meeting that abstain from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.

The shares represented by each valid proxy received by the Company on the form solicited by the Board will be voted in accordance with instructions specified on the proxy. A stockholder giving a duly executed proxy may revoke it before it is exercised by filing with or transmitting to the Secretary of the Company an instrument or transmission revoking it, or a duly executed proxy bearing a later date.

In addition to the solicitation of proxies by use of this Proxy Statement, directors, officers and employees of the Company may solicit the return of proxies by mail, personal interview, telephone or the Internet. Officers and employees of the Company will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses incurred. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to the beneficial owners of such stock.

All costs of preparing, printing, assembling and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement, the enclosed form of proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation, will be borne by the Company.

Delivery of One Proxy Statement and Annual Report to a Single Household to Reduce Duplicate Mailings

Each year in connection with the annual meeting of stockholders, the Company is required to send to each stockholder of record a proxy statement and annual report, and to arrange for a proxy statement and annual report to be sent to each beneficial stockholder whose shares are held by or in the name of a broker, bank, trust or other nominee. Because some stockholders hold shares of Common Stock in multiple accounts, this process results in duplicate mailings of proxy statements and annual reports to stockholders who share the same address. Stockholders may avoid receiving duplicate mailings and save the Company the cost of producing and mailing duplicate documents as follows:

Stockholders of Record.    If your shares are registered in your own name and you are interested in consenting to the delivery of a single proxy statement or annual report, you may contact the Company by mail at 8550 Mosley Road, Houston, Texas 77075 or by telephone at (713) 947-4422.

Beneficial Stockholders.    If your shares are not registered in your own name, your broker, bank, trust or other nominee that holds your shares may have asked you to consent to the delivery of a single proxy statement or annual report if there are other stockholders of the Company who share an address with you. If you currently receive more than one proxy statement or annual report at your household, and would like to receive only one copy of each in the future, you should contact your nominee.

Right to Request Separate Copies.    If you consent to the delivery of a single proxy statement and annual report but later decide that you would prefer to receive a separate copy of the proxy statement or annual report, as applicable, for each stockholder sharing your address, then please notify the Company or your nominee, as applicable, and the Company or they will promptly deliver such additional proxy statements or annual reports. If you wish to receive a separate copy of the proxy statement or annual report for each stockholder sharing your address in the future, you may contact the Company by mail at 8550 Mosley Road, Houston, Texas 77075 or by telephone at (713) 947-4422.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The terms of three directors are scheduled to expire at the 2013 Annual Meeting or until their successors are duly elected and qualified under the Company’s bylaws. The terms of the remaining directors continue after the Annual Meeting. The Nominating and Governance Committee has nominated Joseph L. Becherer, Michael A. Lucas and Thomas W. Powell for election as directors with terms scheduled to expire in fiscal 2016 or until their successors are duly elected and qualified. Messrs. Becherer, Lucas and Powell currently serve as directors of the Company with terms scheduled to expire at the 2013 Annual Meeting or until their successors are duly elected and qualified. Although the Board does not contemplate that any nominee will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgment for a substitute nominee.

RECOMMENDATION OF THE BOARD

The Board recommends that the stockholders vote FOR the election of each of the nominees.

PROPOSAL NO. 2

ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

The Board is providing the stockholders with the opportunity to endorse or not endorse the Company’s executive compensation (commonly known as “say-on-pay”) through consideration of the following non-binding advisory resolution:

“Resolved, that the stockholders approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement.”

Because your vote is advisory, it will not be binding on the Board. However, the Compensation Committee will consider the outcome of the vote when making decisions regarding future executive compensation arrangements.

RECOMMENDATION OF THE BOARD

The Board recommends a vote FOR the advisory approval of the Company’s executive compensation. Unless otherwise indicated on your proxy, your shares will be voted FOR the advisory approval of the Company’s executive compensation.

BOARD OF DIRECTORS

The following table sets forth for each nominee and for each director whose term of office continues after the Annual Meeting, his name, age, principal occupation and employment for the past five years, offices held with the Company, the date he first became a director, and the date of expiration of his current term as director.

Name	Age	Principal Occupation for Past Five Years(1)	Offices Held With Company	Director Since		Term Expires
Joseph L. Becherer	70	Senior Vice President, Eaton Corporation from September 1995 until his retirement in October 1997	Director	1997		2013
Michael A. Lucas	52	President and Chief Executive Officer of the Company since August 20, 2012; President of Emerson Network Power from September 2010 to August 2012; Vice President of Emerson Energy Systems from January 2008 through September 2010.	Director	2012	(2)	2013
Thomas W. Powell	72	Chairman of the Board since 1984; President and Chief Executive Officer of the Company from 1984 through September 2008 and from September 14, 2011 through August 20, 2012	Director, Chairman of the Board(3)	1984		2013
Eugene L. Butler	71	Director and CFO, Deep Down, Inc. since June 2007; Managing Director, CapSource Financial from 2005 to 2007; Chairman of the Board, Intercoastal Terminal from 1991 to 2005	Director	1990		2014
Christopher E. Cragg	51	Senior Vice President — Operations, Oil States International, Inc. since 2006; VP-Tubular, 2001 to 2006; President, Sooner Pipe, 2003 to 2006; Vice Chairman, Petroleum Equipment Suppliers Assoc.	Director	2008		2014

Name	Age	Principal Occupation for Past Five Years(1)	Offices Held With Company	Director Since		Term Expires
Bonnie V. Hancock	51	Executive Director of the Enterprise Risk Management Initiative and Lecturer at the College of Management at North Carolina State University since 2005; President of Progress Fuels, a Progress Energy subsidiary from 2002 to 2005	Director	2010		2014
James F. Clark	66	Vice President, Square D Corporation from 1989 until his retirement in December 2000	Director	2001		2015
Scott E. Rozzell	63	Executive Vice President & General Counsel of CenterPoint Energy since 2001.	Director	2011		2015
Robert C. Tranchon	72	President and CEO, Reveille Technology from 1995 until his retirement in 2009; President, Chief Executive Officer, and Director of Ansaldo Ross Hill from 1997 to 2000	Director	2000		2015
John D. White	64	Partner, Murphree Venture Partners, LP since 2008; Managing Director of The Wind Alliance from 2009 to 2011; Chairman of the Board and CEO, Standard Renewable Energy Group, LLC since 2006.	Director	2012	(4)	2015

(1)	None of the corporations listed (other than the Company) is an affiliate of the Company.

(2)	Mr. Lucas was appointed to the Board effective October 9, 2012.

(3)

Mr. Powell also served as Chief Executive Officer of the Company until his retirement on September 30, 2008 at which time Mr. Patrick L. McDonald succeeded Mr. Powell as President and Chief Executive Officer of the Company. Upon Mr. McDonald’s resignation, effective September 14, 2011, Mr. Powell was appointed President and Chief Executive Officer on an interim basis until August 20, 2012, at which time Michael A. Lucas succeeded Mr. Powell as President and Chief Executive Officer of the Company.

(4)	Mr. White was appointed to the Board effective December 12, 2012.

Board Structure, Committee Composition and Meetings

As of the date of this Proxy Statement, the Board was comprised of ten members, divided into three classes.

The Board is comprised of a majority of independent directors. The Board has determined that Ms. Bonnie V. Hancock and Messrs. Joseph L. Becherer, Eugene L. Butler, James F. Clark, Christopher E. Cragg, Scott E. Rozzell, Robert C. Tranchon and John D. White are “Independent Directors” as such term is defined by Listing Rule 5605(a)(2) of The NASDAQ Stock Market, and that the current members of the audit committee are also independent for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, or the Exchange Act. The Board based its determinations of independence primarily on a review of the responses the directors provided to questions regarding employment and compensation history, affiliations and family and other relationships.

Six meetings of the Board were held during the year ended September 30, 2012. No incumbent director attended fewer than seventy-five percent (75%) of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees of the Board during the period that such director served on such committees.

It is the Company’s policy that directors attend the Annual Meeting of Stockholders. At the Annual Meeting of Stockholders on February 29, 2012, all of the Company’s directors at that date were present. Stockholders may communicate with directors of the Company by writing to them at the Company’s headquarters. Communications addressed to the Board will be reviewed by the Secretary of the Company and directed to the members of the Board for their consideration.

Committees, Memberships and Meetings

The Board has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. The Board may also establish other committees from time to time as necessary to facilitate the management of the business and affairs of the Company and to comply with the corporate governance rules of The NASDAQ Stock Market.

Audit Committee

The Audit Committee assists the Board in overseeing matters relating to the Company’s accounting and financial reporting practices, the adequacy of its internal controls and the quality and integrity of its financial statements. It is the Board’s agent in overseeing the integrity of financial reports of the Company and its subsidiaries, and the adequacy of disclosures to stockholders. The Audit Committee is the focal point for communication among other directors, the Company’s independent registered public accounting firm, internal auditors and management as their duties relate to financial accounting, reporting, and controls. The Audit Committee Charter does not permit the Audit Committee to delegate its authority. The Audit Committee held six meetings during the year ended September 30, 2012. All meetings of the Audit Committee were separate and apart from meetings of the full Board during fiscal 2012.

The Audit Committee is comprised of Eugene L. Butler, Christopher E. Cragg, Bonnie V. Hancock and Robert C. Tranchon. Stephen W. Seale, Jr. served on the Audit Committee until his resignation from the Board on December 12, 2012. The Board has determined that each of Messrs. Butler and Cragg qualify as an “audit committee financial expert,” as defined in Item 401(h) of Regulation S-K promulgated under the Exchange Act, and that each is an independent director. A copy of the Audit Committee Charter is available on the Company’s web site, www.powellind.com, under the section entitled “Investor Relations.”

Compensation Committee

The Compensation Committee provides oversight on behalf of the full Board on development and administration of the Company’s executive compensation program and each benefit plan in which officers and directors are eligible to participate. The Compensation Committee regularly reviews the Company’s compensation practices, including the methodologies for setting the total compensation for senior management and officers. The Compensation Committee is responsible for determining compensation paid to the executive officers and for reviewing and recommending director compensation to the Board.

The Compensation Committee also strives to make the Company’s compensation competitive by comparing the Company’s practices and compensation levels against the results of surveys of related-industry companies. The Compensation Committee has the authority to directly engage independent consultants and periodically utilizes consultants to provide advice and recommendations regarding executive compensation. The Compensation Committee has the flexibility to exercise its independent judgment when establishing compensation policies, especially when rewarding individual performance.

The Compensation Committee is comprised of Joseph L. Becherer, Christopher E. Cragg and Bonnie V. Hancock. Stephen W. Seale, Jr. served on the Compensation Committee until his resignation from the Board on December 12, 2012. The Compensation Committee held five meetings during the year ended September 30, 2012. The Compensation Committee also performs an annual self-evaluation and the most recent evaluation determined that the Committee met all expectations of the Compensation Committee Charter. A copy of the Compensation Committee Charter is available on the Company’s web site, www.powellind.com, under the section entitled “Investor Relations.”

Nominating and Governance Committee

The Nominating and Governance Committee proposes a slate of directors for election by the Company’s stockholders at each annual meeting and recommends candidates for appointment to the Board to fill any vacancy on the Board. The Nominating and Governance Committee is also responsible for establishing director qualifications and the selection criteria for new directors. The Nominating and Governance Committee recommends to the Board a slate of directors to serve on each standing committee of the Board and recommends one member of each standing committee to serve as chairman of the committee. The Nominating and Governance Committee is also responsible to review and monitor the adherence to the Corporate Governance Guidelines adopted by the Board.

The Nominating and Governance Committee is comprised of Eugene L. Butler, James F. Clark, Scott E. Rozzell, Robert C. Tranchon and John D. White. During the year ended September 30, 2012, the Committee held three meetings. In December 2012, the Nominating and Governance Committee met and discussed the current director candidates, and recommended to the Board the reelection of the three candidates nominated above. A copy of the Nominating and Governance Committee Charter is available on the Company’s web site, www.powellind.com, under the section entitled “Investor Relations.”

Director Compensation

The Company uses a combination of cash and equity based compensation in the form of restricted stock to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board. Only directors who are not employees of the Company or any of its subsidiaries or affiliates, are entitled to receive a fee, plus reimbursement of out-of-pocket expenses for their services as directors.

For fiscal year 2012, compensation for non-employee directors was comprised of the following components:

		Cash Compensation	Common Stock
Quarterly Retainer:		$3,750
Board Meeting Fees:		$2,000
(For each meeting attended)
Committee Chairman Meeting Fees:	Audit	$3,000
(For each meeting attended)	Compensation	$2,000
	Nominating and Governance	$1,250
Committee Member Meeting Fees:	Audit	$1,500
(For each meeting attended)	Compensation	$1,000
	Nominating and Governance	$800
Annual Restricted Stock Award:			2,000

In addition to the above, the Company reimburses expenses related to attendance at meetings to non-employee directors.

The stockholders voted at the April 15, 2005 meeting to approve the Non-Employee Director Restricted Stock Plan. The total number of shares of Common Stock reserved under the plan is 150,000 shares. The plan is administered by the Compensation Committee. Eligibility to participate in the plan is limited to those individuals who are members of the Board of the Company and who are not employees of the Company or any affiliate of the Company. In accordance with the terms of the Plan, each non-employee director receives 2,000 restricted shares of the Company’s Common Stock annually in June. In June 2012, each non-employee director was issued 2,000 such shares in accordance with the Non-Employee Director Restricted Stock Plan.

DIRECTOR COMPENSATION FOR FISCAL 2012

The table below summarizes the compensation paid by the Company to non-employee directors for the year ended September 30, 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Joseph L. Becherer	25,000	62,430		87,430
Eugene L. Butler	38,400	62,430		100,830
James F. Clark	23,400	62,430		85,830
Christopher E. Cragg	36,500	62,430		98,930
Bonnie V. Hancock	28,000	62,430		90,430
Scott E. Rozzell	23,400	16,945		40,345
Stephen W. Seale, Jr.(3)	32,500	62,430		94,930
Robert C. Tranchon	32,250	62,430		94,680

(1)	The amounts in this column reflect the aggregate grant date fair value.

(2)

All of the referenced stock awards relate to the annual issuance of 2,000 shares of restricted stock to each of our directors, which vest in two equal installments on the first and second anniversaries of the date of grant. Excepting grants to newly appointed directors, following any two years of service, each of our directors would hold 3,000 shares of unvested restricted stock (2,000 unvested shares from the most recent issuance and 1,000 unvested shares from the prior year’s issuance).

(3)	Mr. Seale resigned from the Board on December 12, 2012.

CORPORATE GOVERNANCE

The Company has established Corporate Governance Guidelines, which may be found on the Governance page of the Company’s website, www.powellind.com. The Corporate Governance Guidelines include the definition of independence used by the Company to determine whether its directors and nominees for directors are independent, which are the same qualifications prescribed under the Marketplace Rules of The NASDAQ Stock Market. Pursuant to the Company’s Corporate Governance Guidelines, the Company’s non-management directors are required to meet in separate sessions without management on a regularly scheduled basis four times a year. Generally, these meetings occur as an executive session without the management director in attendance in conjunction with regularly scheduled meetings of the Board throughout the year. Because the Chairman of the Board was formerly a member of management, the separate non-management sessions are presided over by an independent director elected by a majority of the non-management directors.

Board Leadership Structure

The Chairman of the Board is elected by the Board on an annual basis. Mr. Powell currently serves as Chairman. The Board has determined that Mr. Powell should continue to serve in the role of Chairman based on various factors. First, as the Company’s long-time Chief Executive Officer and Chairman, Mr. Powell’s leadership and vision for the Company have been instrumental in its development, including his extensive knowledge and experience of the electrical manufacturing business derived from his decades of experience as

CEO. Second, Mr. Powell is uniquely qualified to be the Company’s Chairman because he has years of experience in that role. Third, Mr. Powell has the confidence of the Board, the Company and its stockholders to continue to implement the Company’s business plan.

Board’s Role in Risk Oversight

The Board utilizes the Company’s risk management process to assist in fulfilling its oversight of the Company’s risks. Management, which is responsible for day-to-day risk management, conducts a risk assessment of the Company’s business annually and more often on an as-needed basis. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental aspect of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board in approving the Company’s business plans as promoted by management is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management and the Company’s independent auditor the Company’s policies with respect to risk assessment and risk management. The Audit Committee also assists the Board in fulfilling its duties and oversight responsibilities relating to the Company’s compliance with applicable laws and regulations and with conflict of interest issues that may arise. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Governance Committee considers risks related to corporate governance.

Review, Approval or Ratification of Transactions with Related Persons

The Company reviews any transaction between the Company or a subsidiary of the Company and any of our directors, executive officers or any of their immediate family members or any nominee for director or a holder of more than 5% of any class of our voting securities and the amount of the transaction exceeds $120,000. The Company’s Code of Business Conduct and Ethics requires disclosure by directors of any situation that involves, or may reasonably be inferred to involve, a conflict between a director’s personal interests and the interests of the Company. The Company’s practice when such matters have been disclosed has been to refer the matter for consideration and final determination by the Audit Committee or the independent directors of the Board, or both, which have considered the fairness of the transaction to the Company, as well as other factors bearing upon its appropriateness. In all such matters, any director having a conflicting interest abstains from voting on the matters.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all employees, including its executive officers and directors. A copy of the Company’s Code of Business Conduct and Ethics may be obtained at the Investor Relations section of the Company’s website, www.powellind.com, or by written request addressed to the Secretary, Powell Industries, Inc., 8550 Mosley Road, Houston, Texas 77075. The Company

intends to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of its code of ethics that apply to the Chief Executive Officer, Chief Financial Officer or Controller by posting such information on the Company’s website.

Communications with the Board

The Board, comprised of a majority of independent directors, has unanimously approved a process for stockholders, or other interested persons, to communicate with the Board. This process is located on the Governance page of the Company’s website, www.powellind.com. The relevant document is titled “Procedures for Communication with Directors.”

In addition, stockholders, or other interested persons, wishing to communicate with the Board for anonymous complaints about accounting, internal accounting control and auditing issues may call the Company’s toll-free governance hotline at 1-877-888-0002. The Audit Committee monitors these calls. All calls are documented, and those reports that are deemed to be substantive will be passed on to the Board. Stockholders, or other interested persons, calling the hotline should provide a sufficiently detailed description of the nature of the matter that the person wishes to communicate with the Board, as well as a name, telephone number, email address, or other contact information so that the Company can either respond to the communication or obtain additional information about the matter.

Nomination Process

The Nominating and Governance Committee will consider written recommendations from stockholders for nominees for director. Any such nominations should be submitted to the Nominating and Governance Committee c/o the Secretary, Powell Industries, Inc., 8550 Mosley Road, Houston, TX 77075 and should be accompanied by the following information:

•

all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•	the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of the Company’s Common Stock which are owned beneficially and of record by such stockholder(s); and

•	appropriate biographical information and a statement as to the qualifications of the nominee.

The written recommendation should be submitted in the time frame described under the caption “Stockholder Proposals” below.

Nominees for director are selected on the basis of a number of qualifications including their independence, knowledge, judgment, character, leadership skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and to complement the Board’s existing strengths. The Nominating and Governance Committee initiates the process for identifying and evaluating nominees to the Board by preparing a slate of candidates who meet the criteria for selection as a nominee and have specific qualities or skills being sought based on input from members of the Board. When formulating its recommendations for potential Board nominees, the Nominating and Governance Committee seeks and considers advice and recommendations from management, other members of the Board and may seek or consider advice and recommendations from consultants, outside counsel, accountants, or other advisors as the Nominating and Governance Committee or the Board may deem appropriate.

The Nominating and Governance Committee evaluates the candidates by reviewing their biographical information and qualifications, with qualified nominees being interviewed by at least one member of the Committee. Members of the Board also have an opportunity to interview qualified nominees. The Nominating and Governance Committee then determines, based on the background information and the information obtained in the interviews, whether to recommend to the Board that a nominee be nominated to fill a directorship with an expiring term. Candidates recommended by the Nominating and Governance Committee to fill a directorship with an expiring term are presented to the Board for selection as nominees to be presented for the approval of the stockholders. The Nominating and Governance Committee anticipates that a similar process will be used to evaluate nominees recommended by stockholders, but has not previously received a stockholder recommendation for a nominee for director. The Nominating and Governance Committee typically is responsible for recommending new members to the Board to fill the unexpired term of a directorship vacated during the term or new directorships created by any increase in the size of the Board.

As provided in the Company’s Bylaws, the Board is authorized to nominate and elect a new director when a vacancy occurs between annual meetings of stockholders. In the event of a vacancy on the Board between annual meetings of the Company’s stockholders, the Board may request that the Nominating and Governance Committee identify, review and recommend qualified candidates for Board membership for Board consideration to fill such vacancies.

The Board is permitted by the Bylaws to fill existing or newly created directorship slots by a majority vote of the directors then in office. After following the procedures required for nominating directors, the Nominating and Governance Committee recommended to the Board that Michael A. Lucas, the Company’s President and Chief Executive Officer, be appointed to fill a newly created directorship. The Board approved the appointment of Mr. Lucas effective October 9, 2012 for a term to end at the next annual meeting of stockholders.

Board membership criteria, which are disclosed in the Company’s Corporate Governance Guidelines on the Governance page of the Company’s website, www.powellind.com, are determined by the Board with input from the Nominating and Governance Committee. The Board is responsible for periodically determining the appropriate skills, perspectives, experiences, and characteristics required of Board candidates, taking into account the Company’s needs and current make-up of the Board. This assessment should include appropriate knowledge, experience, and skills in areas deemed critical to understanding the Company and its business, the candidate’s commitments to the boards of other companies, and personal characteristics, such as integrity and judgment. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director and that he or she devotes the time necessary to discharge his or her duties as a director. It is the Board’s opinion that the qualification guidelines included in the Company’s Corporate Governance Guidelines are currently appropriate, but it may change these guidelines as the Company’s and Board’s needs warrant. In September 2011, the Board approved a resolution raising from 70 to 75 the age after which an independent director will not stand for reelection at the end of such director’s then current term.

Practices for Considering Diversity

The minimum criteria for selection of members to serve on our Board ensures that the Nominating and Governance Committee selects director nominees taking into consideration that the Board will benefit from having directors that represent a diversity of experience and backgrounds. Director nominees are selected so that the Board represents a diversity of experience in areas needed to foster the Company’s business success, including experience in the energy industry, finance, consulting, international affairs, public service, governance and regulatory compliance. Each year the Board and each committee participates in a self-assessment or evaluation of the effectiveness of the Board and its committees as a group. These evaluations assess the diversity of talents, expertise, and occupational and personal backgrounds of the Board members.

Director Qualifications

When identifying director nominees, the Nominating and Governance Committee will consider the following:

•	The person’s reputation, integrity and independence;

•

The person’s skills and business, government or other professional experience and acumen, bearing in mind the composition of the Board and the current state of the Company and the electrical distribution and energy industries generally at the time of determination;

•	The number of other public companies for which the person serves as a director and the availability of the person’s time and commitment to the Company; and

•	The person’s knowledge of areas and businesses in which the Company operates.

The Nominating and Governance Committee and the Board believe the above mentioned attributes, along with the leadership skills and other experience of its Board members described below, provide the Company with the perspectives and judgment necessary to guide the Company’s strategies and monitor their execution.

Joseph L. Becherer

•

Business leadership experience as a senior leader of several major electrical equipment manufacturers producing products and services similar to those manufactured and sold by the Company and for similar markets;

•	Significant experience in sales and marketing;

•	Serves on the Board of a private hospital.

Eugene L. Butler

•	Business leadership experience as an executive officer of several public companies serving the oil and gas industry;

•	Prior experience as a Certified Public Accountant (CPA) with a major accounting firm and is an audit committee financial expert pursuant to SEC rules;

•	Board experience with other public companies.

James F. Clark

•

Business leadership experience as senior leader of several major electrical equipment manufacturers producing products and services similar to those manufactured and sold by the Company and for similar markets;

•	Industry experience with extensive relationships with suppliers and customers;

•	Significant experience in operational management, product development and sales.

Christopher E. Cragg

•	Business leadership experience as an executive officer of a public company serving the oil and gas industry;

•	Prior experience as a CPA with a major accounting firm and is an audit committee financial expert pursuant to SEC rules;

•	Significant oil and gas industry experience with relationships with suppliers and customers.

Bonnie V. Hancock

•	Business leadership experience as a senior leader of a major investor-owned utility.

•	Prior experience in public accounting with accounting and tax expertise;

•	Corporate risk management expertise.

Michael A. Lucas

•	General management experience in diverse industries including electrical equipment manufacturers;

•	Extensive sales, marketing and product management experience in industrial markets; and

•	Serves as the Company’s President and Chief Executive Officer.

Thomas W. Powell

•	Business leadership experience as the prior Chief Executive Officer;

•	Over 40 years of experience in the industry with extensive relationships with suppliers and customers;

•	Significant experience in operational management, product development and sales.

Scott E. Rozzell

•	Public company experience, currently serving as Executive Vice President and General Counsel at a public utility;

•	Over 35 years of legal experience;

•	Extensive leadership experience in corporate governance.

Robert C. Tranchon

•

Business leadership experience as senior leader of a major electrical equipment manufacturer producing products and services similar to those manufactured and sold by the Company and for similar markets;

•	Prior experience as President and CEO of a software developer and provider to manufacturing entities;

•	Experience in information technology.

John D. White

•	Business leadership experience as Chairman and CEO of alternate energy companies;

•	Industry knowledge and experience in oil & gas and pipeline companies;

•	Extensive legal experience.

NOMINATING AND GOVERNANCE COMMITTEE REPORT

The Nominating and Governance Committee, upon its own recommendation and approval of the independent members of the Board, recommended that the Board nominate Joseph L. Becherer, Michael A. Lucas and Thomas W. Powell for re-election as directors, subject to stockholder approval, for a three-year term ending at the annual stockholder meeting in 2016 or until their successors are duly elected and qualified and has otherwise satisfied its responsibilities under its charter.

The Nominating and Governance Committee of the Board,

Robert C. Tranchon, Chairman

Eugene L. Butler

James F. Clark

Scott E. Rozzell

John D. White

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 3, 2013 (unless otherwise indicated below), the beneficial ownership of our common stock by each stockholder known to us to be the beneficial owner of more than five percent (5%) of the Company’s outstanding common stock, each director and nominee for director, each of the named executive officers, and all named executive officers and directors as a group. Unless otherwise indicated, the address for all current executive officers and directors is c/o Powell Industries, Inc., 8550 Mosley Road, Houston, Texas 77075.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Thomas W. Powell	2,541,455	(2)	21.3%
PO Box 12818 Houston, Texas 77217
FMR, L.L.C.	1,203,180	(3)	10.1%
82 Devonshire Street Boston, MA 02109
Franklin Resources, Inc.	780,525	(4)	6.5%
One Franklin Parkway San Mateo, CA 94403
Royce & Associates, L.L.C.	735,748	(5)	6.2%
745 Fifth Avenue New York, NY 10019
Joseph L. Becherer	16,371	(6)	*
Eugene L. Butler	17,000	(6)	*
James F. Clark	17,000	(6)	*
Christopher E. Cragg	10,121	(6)	*
Bonnie V. Hancock	5,500	(6)	*
Milburn E. Honeycutt	8,631	(7)	*
Michael A. Lucas	45,000	(8)	*
Don R. Madison	41,063	(9)	*
Scott E. Rozzell	3,500	(6)	*
Stephen W. Seale, Jr.	28,414	(10)	*
Robert C. Tranchon	9,600	(6)	*
John D. White	500	(11)	*
All Executive Officers and Directors as a group (12 persons)	5,463,608	(12)	45.8%

*	Less than one percent (1%).

(1)	The persons listed have sole voting power and sole investment power with respect to the shares beneficially owned by them, except as otherwise indicated.

(2)

Mr. Powell has sole voting power and sole investment power with respect to 2,503,050 of such shares, of which 704,422 are held directly, 1,798,628 are held by TWP Holdings, Ltd., a partnership controlled by Mr. Powell. Also includes 8,800 shares of restricted stock issued in accordance with the Company’s 1992 Stock Option Plan, 2,000 shares of restricted stock issued in accordance with the Company’s 2006 Equity Compensation Plan and 1,000 shares of restricted stock issued in accordance with the Company’s Non-Employee Director Restricted Stock Plan. Also includes 26,605 shares held by the Thomas Walker Powell Trust, of which Mr. Powell is a co-trustee and shares voting and investment power with respect to the shares held by such trust with the other co-trustees, Michael W. Powell and Holly C. Powell Pruitt.

(3)	The shares set forth in the table reflect the number of shares owned as of September 30, 2012, based on a Schedule 13G dated December 10, 2012 filed by FMR, LLC.

(4)	The shares set forth in the table reflect the number of shares owned as of September 30, 2012, based on a Schedule 13F dated November 9, 2012 filed by Franklin Resources, Inc.

(5)	The shares set forth in the table reflect the number of shares owned as of September 30, 2012, based on a Schedule 13F dated November 13, 2012 filed by Royce & Associates, LLC.

(6)	Includes 3,000 shares of restricted stock issued in accordance with the Company’s Non-Employee Director Restricted Stock Plan.

(7)

Includes 348 shares of restricted stock issued in accordance with the Company’s 2006 Equity Compensation Plan and 399 shares held in trust for the account of Mr. Honeycutt under the Employees Incentive Savings Plan of the Company.

(8)	Represents 45,000 shares of restricted stock issued in accordance with the Company’s 2006 Equity Compensation Plan.

(9)

Includes 803 shares of restricted stock issued in accordance with the Company’s 2006 Equity Compensation Plan, 3,800 shares of restricted stock issued in accordance with the Company’s 1992 Stock Option Plan and 975 shares held in trust for the account of Mr. Madison under the Employees Incentive Savings Plan of the Company.

(10)	Mr. Seale resigned from the Board on December 12, 2012.

(11)	Mr. White was appointed to the Board on December 12, 2012. Includes 500 shares of restricted stock issued in accordance with the Company’s Non-Employee Director Restricted Stock Plan.

(12)

Includes 22,500 shares of restricted stock issued in accordance with the Company’s Non-Employee Director Restricted Stock Plan, 48,151 shares of restricted stock issued in accordance with the Company’s 2006 Equity Compensation Plan and 12,600 shares of restricted stock issued in accordance with the Company’s 1992 Stock Option Plan.

EXECUTIVE OFFICERS

The following table provides information regarding the executive officers of the Company who are not also a director or a nominee for director. The officers of the Company serve at the discretion of the Board of the Company.

Name	Age	Since	Position
Don R. Madison(1)	55	2001	Executive Vice President and Chief Financial and Administrative Officer
Milburn E. Honeycutt(2)	49	2005	Vice President, Controller and Chief Accounting Officer

(1)

Mr. Madison was elected Executive Vice President and Chief Financial and Administrative Officer of the Company by the Board at its February 23, 2007 meeting which election became effective on that date. Mr. Madison had previously served as Vice President and Chief Financial Officer of the Company since October 1, 2001.

(2)

Mr. Honeycutt was elected Vice President, Controller and Chief Accounting Officer of the Company by the Board at its September 14, 2011 meeting which election became effective on that date. Mr. Honeycutt had previously served as Vice President and Controller of the Company since April 15, 2005.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of the Board has responsibility for establishing, implementing and continually monitoring adherence to the Company’s compensation philosophy. The Compensation Committee ensures that the total compensation paid to the Company’s executive team is fair, reasonable and competitive. Given the strong positive response from the Company’s stockholders on the advisory vote relating to the Company’s compensation paid to executives at the annual meetings held in 2012 and 2011, the Compensation Committee will continue to analyze and recommend executive compensation consistent with its past practices.

Executive Total Compensation Philosophy

The Company’s philosophy regarding the executive compensation program for our named executive officers has been to design a compensation package that provides competitive base salary levels and compensation incentives that 1) attract and retain individuals of outstanding ability in these key positions, 2) recognize corporate performance relative to established goals and the performance of the Company, and 3) support both the short-term and long-term strategic goals of the Company. The Compensation Committee believes this approach closely links the compensation of the Company’s executives to the execution of the Company’s strategy and the accomplishment of the Company goals that are intended to be in alignment with stockholder objectives.

Compensation Program Objectives

•	Attract, motivate, reward and retain key executive talent required to achieve corporate strategic objectives;

•	Reinforce the relationship between strong individual performance of executives and business results;

•	Align the interests of executives with the long-term interest of stockholders; and

•	Design a compensation program that neither promotes overly conservative actions or excessive risk taking.

The compensation program is based upon the principles of paying officers competitively and designing incentive compensation programs which support achievement of both short and long term objectives which are intended to enhance stockholder value. We believe that our compensation philosophy and program are designed to contribute to the achievement of the Company’s objectives.

Compensation Benchmarking Relative to Market

Based on the foregoing objectives, the Compensation Committee has structured the Company’s elements of compensation, both cash and non-cash, to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals. In furtherance of this, the Compensation Committee has the authority under its charter to engage an independent compensation consultant, which reports directly to the committee. A compensation consultant may advise the Committee on current and future trends and issues in executive compensation and consults on the competitiveness of the compensation structure of the named executive officers. The Company’s Chief Human Resources Officer and Chief Executive Officer provide additional analysis and counsel as requested by the Committee.

The CEO develops pay recommendations for Company’s other executive officers, including the named executive officers, based on the Survey Group data, the Company’s performance relative to goals approved by the Committee, individual performance versus personal goals, individual contributions to the Company’s performance and market conditions. The CEO receives assistance with compensation analysis from the Company’s Chief Human Resources Officer as well as a compensation consultant, as appropriate.

The Committee reviews and approves all compensation elements for the executive officers and sets the compensation of the CEO, after receiving advice from the compensation consultant, if appropriate. A compensation consultant may provide advice to the Committee after reviewing the Survey Group data, compensation levels and general trends in executive compensation. The Committee also has discretionary authority to increase or decrease recommended compensation for the CEO.

In addition to benchmarking compensation levels, the Committee also reviews tally sheets for the NEO’s, modeling all aspects of compensation (base salary, annual incentive awards, long-term incentives, benefits and perquisites), which are utilized as the targeted overall compensation level.

All of the decisions with respect to the Company’s executive officers compensation, however, are made by the Compensation Committee with review by the full Board of Directors. In making compensation decisions, the Compensation Committee compares total compensation, as well as, elements comprising compensation against a Survey Group of publicly-traded companies which the Compensation Committee believes the Company competes for talent and for stockholder investment. This Survey Group of companies, which is periodically reviewed and updated by the Compensation Committee, constitutes a Proxy Peer Group of 11 companies based on selection criteria including revenues, assets, market capitalization and scope of operations. These 11 companies are identified below as the “Proxy Peer Group.”

Proxy Peer Group

Advanced Energy Industries, Inc.

Altra Holdings Inc.

AZZ Inc.

CTC Corporation

DXP Enterprises Inc.

ENGlobal Corporation

ESCO Technologies Inc.

Franklin Electric Company, Inc.

Integrated Electrical Services, Inc.

Methode Electronics Inc.

Power-One Inc.

The Survey Group also includes a Diversified Peer Group consisting of 78 companies in the general electrical, industrial and manufacturing fields with generally comparable positions and operations to the Company. The 78 companies are also identified below as the “Diversified Peer Group.”

Diversified Peer Group

3M	Eaton Corporation	MEI Inc.	Steelcase Inc.
Alabama Electric Cooperative	Emerson Electric	Milacron Inc	Stihl Incorporated
Alter Trading Corporation	ESCO Technologies Inc.	Mine Safety Appliances Co	Sypris Solutions, Inc.
Ameron International Corporation	Federal Signeal	Motorola, Inc.	Terex Corporation
Arrow Electronics, Inc.	FMC Technologies	Nintendo of America	Textron Inc.
Ball Corporation	Fortune Brands, Inc.	O. C. Tanner Company	The Marmon Group, Inc
Belden Inc.	General Electric Company	Oil States International, Inc	Thermadyne Holdings
Brady Corporation	Graco Inc.	OMNOVA Solutions, Inc.	Thomas & Betts Corporation
Briggs & Straton Corporation	Haworth, Inc.	Owens-Illinois, Inc.	Toshiba America, Inc
Bunge Limited	Herman Miller, Inc.	Panasonic Corporation of North America	TriMas Corporation
Cameron Drilling and Production	Honeywell International Inc.	Panduit Corp.	Tyco International
Cameron International Corporation	Hubbell Incorporated	Parker Hannifin Corporation	United Technologies Corporation

Fiscal 2012 Executive Compensation Elements

The Company’s executive compensation program is comprised of the following elements:

•	Base Salary;

•	Short-term Cash Incentive Plan;

•	Long-term Compensation Plan, or LTCP; and

•	Benefits and Certain Perquisites.

These elements form the basis of total compensation for executive officers. The Compensation Committee targeted the 50th percentile of the Proxy Peer Group and Diversified Peer Group data as a basis for determining total compensation.

Base Salary.    The Company pays base salary to executive officers in order to compensate them for day-to-day services rendered to the Company over the course of each year. Salaries for executive officers are reviewed annually by the Compensation Committee. In determining individual salaries, the Compensation Committee considers the scope of the executive’s job responsibilities, unique skill sets and experience, individual contributions, market conditions, current compensation as compared to the results of surveys of related-industry companies, as well as the specific actions and strategic activities of such executive officer for the prior year. In particular, the Compensation Committee reviews the Chief Executive Officer’s job performance for the prior year, from both a quantitative aspect and a qualitative aspect as noted below under “Compensation Decisions for 2012,” although the Compensation Committee does not attribute any level of compensation to any particular financial measure.

Short-term Cash Incentive Compensation.    The Company utilizes cash incentive pay in order to incentivize the achievement of specific operating results each year and to encourage achievement of annual goals. The methodology for determining annual cash incentive pay is identical for each of our named executive officers. The Compensation Committee determines Company objectives on an annual basis. For fiscal 2012, the Compensation Committee considered the Company’s performance based on net income for short-term cash incentive compensation determinations. The Compensation Committee reviews the recommended cash incentive compensation potential of each executive officer and may revise, upward or downward, the threshold, target and maximum, or overachievement, percentages of base salary that can be awarded based on the objectives initially set.

The table below sets forth the short-term cash incentive compensation for each named executive officer.

Short-term Cash Incentive Compensation

Named Executive Officer	Threshold(1) (Percent of base Salary)	Target (Percent of base Salary)	Maximum, or Overachievement(2) (Percent of base Salary)
Michael A. Lucas(3)	50%	100%	150%
Don R. Madison	37.5%	75%	112.5%
Milburn E. Honeycutt	25%	50%	75%
Thomas W. Powell(4)	0%	0%	0%

Notes:	(1) Threshold is 50% attainment of the targeted net income objective for the fiscal year.

(2)	The maximum, or overachievement, percentage is 150% attainment of the targeted net income objective for the fiscal year.

(4)

Mr. Lucas served as President and Chief Executive Officer of the Company beginning August 20, 2012. During the period of August 20, 2011 through September 30, 2012, the end of Company’s fiscal year, Mr. Lucas did not participate in the Company’s Short-term Cash Incentive Plan. His participation commenced on October 1, 2012, the beginning of the Company’s new fiscal year.

(5)

Mr. Powell served as President and Chief Executive Officer of the Company on an interim basis from September 14, 2011 through August 20, 2012. During his tenure as President and Chief Executive Officer, Mr. Powell did not participate in the Company’s Short-term Cash Incentive Plan.

Long-term Compensation Plan.    It is the Company’s opinion that the interests of stockholders are best served when a portion of employee compensation is tied to equity ownership. Pursuant to the Company’s incentive compensation plan, as amended, the Compensation Committee is authorized to grant stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and other equity-based awards. Historically, the Company has used either stock options or time and performance vesting restricted stock unit awards as a means to incentivize long-term employment and performance and to align individual compensation with the objective of building long-term stockholder value.

The Compensation Committee’s practice is to make all annual compensation decisions, including approval of equity awards to named executive officers, at its regularly scheduled September meeting. These awards subsequently become effective upon the Board of Director’s approval of the Company’s annual operating plan, which occurs in a Board meeting that immediately follows the Compensation Committee’s meeting on the same or the following day.

The Compensation Committee exercises discretion in determining the number and type of equity awards to be given to our named executive officers as long-term incentive compensation. In exercising its discretion, the Compensation Committee considers a number of factors, including individual responsibilities, competitive market data, stock price performance, and individual and Company performance. We do not place any particular objective weight on each of the factors listed. The Compensation Committee considers all of the listed factors together and makes a subjective determination based on all of them taken together along with peer group data. Based on the peer group surveys and the corresponding job responsibilities of participants, the Committee establishes targeted equity incentive compensation which is defined as a percentage of the executive’s salary as of October 1 of that year (“eligible salary”). Subject to the express provisions of the incentive compensation plan and directions from the Board, the Compensation Committee is authorized, among other things, (i) to select the executives to whom equity awards will be granted; (ii) to determine the type, size and terms and conditions of equity awards, including vesting provisions and whether such equity awards will be time or performance based; and (iii) to establish the terms for treatment of equity awards upon a termination of employment.

The Compensation Committee uses two vehicles of long term compensation for each of our named executive officers. All officers participate in long-term performance-vesting restricted stock unit awards and in time-vesting restricted stock awards.

Vesting of performance-based restricted stock unit awards given executive officers is dependent on (i) such officer’s continued service for three years following the award and (ii) the Company achieving specified relative net income performance objective over such three-year period. Accordingly, vesting of performance-based restricted stock units awarded in October 2011 occurs at the end of fiscal 2014.

The time-vesting restricted stock awards granted to the executive officers vest at a rate of 33% per year upon the anniversary date of grant, October 1, 2011 based on continued employment. Accordingly, the awards will be fully vested on October 1, 2014.

The table below sets forth long-term performance-vesting compensation for each named executive officer.

Long-term Performance Vesting Compensation

Named Executive Officer	Threshold earnings per share (Percent of base Salary)	Target earnings per share(1) (Percent of base Salary)	Maximum (Overachievement) earnings per share(2) (Percent of base Salary)
Michael A. Lucas(3)	50%	100%	Unlimited
Don R. Madison	37.5%	75%	Unlimited
Milburn E. Honeycutt	25%	50%	Unlimited
Thomas W. Powell(4)	—	—	—

Notes:	(1) The threshold is 50% of the target net income objective for the three-year period.

(2)	The maximum, or overachievement, percentage is not limited, but continues to vest based on the percentage of overachievement of the target net income objective for the three-year period.

(3)

Mr. Lucas served as President and Chief Executive Officer of the Company beginning August 20, 2012. During the period of August 20, 2011 through September 30, 2012, the end of Company’s fiscal year, Mr. Lucas did not participate in the Company’s Long-term Compensation Plan. His participation commenced on October 1, 2012, the beginning of the Company’s new fiscal year.

(4)

Mr. Powell served as President and Chief Executive Officer of the Company on an interim basis from September 14, 2011 through August 20, 2012. During his tenure as President and Chief Executive Officer, Mr. Powell did not participate in the Company’s Long-term Compensation Plan.

The operational features of the Long-term Performance-Vesting Compensation award can be summarized as follows:

•	Each performance cycle lasts three years and a new performance cycle commences each year resulting in overlapping performance cycles;

•

Plan participants receive a performance contingent grant of restricted stock units at the start of each performance cycle. The number of restricted stock units is based upon salary and the share price on the date of grant and represents the target number of shares that may be ultimately earned. The Committee uses these objective factors to determine the number of shares to grant. The Committee uses a percentage of eligible salary on the award date to quantify the targeted equity compensation. The eligible salary on the award date of the participant is multiplied by the percentage of eligible salary previously established by the Committee and then divided by the Company’s stock price on the award date to determine the number of targeted shares to be granted for the three year performance period beginning the first day of the new fiscal year;

•

The actual number of shares earned will increase or decrease by a factor of the number of performance contingent restricted stock units initially granted depending on the achievement of performance goals established at the start of the performance period; and

•	The ultimate value of awards depends on the number of shares earned and the share price at the end of the performance period.

In summary, the Company’s Long-term Compensation Plan provides for the following key factors:

•	Aligns the interest of management with the long-term interests of stockholders;

•	Allows award payments directly linked to the long-term company performance; and

•	An effective means of attracting and retaining key talent.

Perquisites and Benefits:    The Company provides its named executive officers with a very limited number of perquisites that in the Company’s and the Compensation Committee’s opinions are reasonable and consistent with its overall compensation program, and necessary to remain competitive. The Compensation Committee periodically reviews the levels of perquisites provided to the named executive officers. Costs associated with perquisites provided by the Company are included in the footnote to the Summary Compensation Table for Fiscal 2012, 2011 and 2010 appearing on page 31 of this proxy.

401(k) Plan.    Powell Industries, Inc. 401(k) Plan is a tax-qualified retirement savings plan in which most U.S. employees, including the named executive officers, are eligible to participate. Key elements of the plan include: participants may elect to make contributions on a pre-tax basis, contributions are limited by the tax code, the Company matches 100 percent of the first 4 percent of pay that is contributed to the savings plan, and all employee contributions vest immediately.

Deferred Employees’ Compensation Plan.    The named executive officers are eligible to participate in the Powell Industries, Inc. Deferred Compensation Plan, which is a non-qualified, unfunded retirement savings plan. This plan provides the opportunity to increase deferrals of base salary and to elect deferrals of incentive compensation awards. Key elements of the plan include: participants can contribute up to 50 percent of their base salary and 100 percent of their short-term cash incentive compensation awards. Base salary and short-term cash incentive compensation deferrals are eligible for an employer matching contribution and all employee contributions vest immediately.

Payments upon a Change in Control.    For information concerning payments upon the termination of named executive officers, including certain triggering events, please see “Severance and Employment Agreements” below.

Severance and Employment Agreements.    During fiscal 2012, the Company entered into executive employment agreements with certain executives, including the named executive officers. In order for the Company to recruit and retain the best possible executives, the Company seeks to negotiate employment agreements that provide for the mutual benefit of the Company and the executive. These agreements are comprised of the same elements of compensation as the Company ongoing compensation program including base salary, short-term and long-term incentives, perquisites and benefits as discussed above.

Our executive employment agreements exclusively govern the executive’s rights upon termination of employment with the Company which include: A) Termination by the Company for Cause or Resignation by Executive without Good Reason (in each case, as defined in the employee’s employment agreement); B) Retirement, Disability or Death; C) Termination by the Company for Poor Performance; D) Termination by the Company without cause and not for poor performance or Resignation by executive for good reason prior to a Change in Control; and E) Termination by the Company without cause and not for poor performance or Resignation by executive for Good Reason during the protected period following a Change in Control.

A)	In the event of Termination by the Company for Cause or Resignation by Executive without Good Reason the executive would be eligible to receive the executive’s earned, but unpaid compensation and such employee benefits, if any, as to which executive may be entitled under the terms of the employee benefit plans of the Company.

B)	Upon termination of executive’s employment hereunder for either Retirement, Disability or Death, then executive or executive’s estate (as the case may be) shall be entitled to receive the following:

a.	the executive’s earned, but unpaid compensation and such employee benefits, if any, as to which executive may be entitled under the terms of the employee benefit plans of the Company; and

b.	A prorated portion of the Targeted Short-term Incentive Compensation for the current fiscal year, prorated based on the percentage of the current fiscal year that shall have elapsed through the date of termination; and

c.	With respect to any outstanding equity-based awards, whether “time-based” or “performance-based” vesting (including, but not limited to, any unvested options, restricted stock, restricted stock units, and performance share units) such outstanding awards shall immediately vest; and

d.	In the event of termination for Disability or Death, an amount, paid on the first business day of each month, equal to 100% of the applicable monthly COBRA premium under the Company’s group health plan, continued for the lesser of (i) twelve (12) months or (ii) until such COBRA coverage for Executive terminates.

C)	If executive’s employment is terminated By the Company for Poor Performance then executive shall be entitled to receive from the Company the following:

a.	the executive’s earned, but unpaid compensation and such employee benefits, if any, as to which executive may be entitled under the terms of the employee benefit plans of the Company; and

b.	Continued payment of Executive’s base salary for twelve (12) months following the date of such termination; and

c.	With respect to any outstanding unvested equity-based awards, whether “time-based” or “performance-based” vesting (including, but not limited to, any unvested options, restricted stock, restricted stock units, and performance share units) such outstanding awards shall be forfeited; and

d.	An amount equal to one hundred percent (100%) of the applicable COBRA premium under the Company’s group health plan, continued for the lesser of (i) twelve (12) months from the date of termination; or (ii) the date on which executive qualifies for health insurance as a result of employment by or association with a subsequent employer.

D)	If Executive’s employment is terminated By the Company without Cause or Resignation by Executive for Good Reason prior to a Change in Control the Executive shall be entitled to receive from the Company the following:

a.	the executive’s earned, but unpaid compensation and such employee benefits, if any, as to which executive may be entitled under the terms of the employee benefit plans of the Company; and

b.	Continued payment of executive’s base salary for twelve (12) or twenty-four (24) months (as provided in such executive’s employment agreement) following the date of such termination; and

c.	An amount equal to one (1) times the Target Short-term Incentive Compensation of executive for the fiscal year in which executive’s employment terminates; and

d.	With respect to any outstanding equity-based awards, whether “time-based” or “performance-based” vesting (including, but not limited to, any unvested options, restricted stock, restricted stock units, and performance share units) such outstanding awards shall immediately vest; and

e.	An amount equal to one hundred percent (100%) of the applicable COBRA premium under the Company’s group health plan, continued for the lesser of (i) eighteen (18) months from the date of termination or (ii) the date on which executive qualifies for health insurance as a result of employment by or association with a subsequent employer; and

f.	Outplacement services (not to exceed $25,000) for twelve (12) months or until the executive obtains substantially comparable employment (as determined by the Company), whichever is shorter.

E)	If Executive’s employment is terminated By the Company without Cause (and other than by reason of Poor Performance or Executive’s death or Disability) or if Executive resigns for Good Reason during the Protected Period immediately following a Change in Control, then executive shall be entitled to receive from the Company the following:

a.	the executive’s earned, but unpaid compensation and such employee benefits, if any, as to which executive may be entitled under the terms of the employee benefit plans of the Company; and

b.	Continued payment of executive’s termination base salary for twenty-four (24) or thirty-six (36) months (as provided in such executive’s employment agreement) following the date of such termination; and

c.	An amount equal to two (2) times the Targeted Short-term Incentive Compensation of executive for the fiscal year in which executive’s employment terminates; and

d.	With respect to any outstanding equity-based awards, whether “time-based” or “performance-based” vesting (including, but not limited to, any unvested options, restricted stock, restricted stock units, and performance share units) such outstanding awards shall immediately vest; and

e.	An amount equal to one hundred percent (100%) of the applicable COBRA premium under the Company’s group health plan, continued for the lesser of (i) eighteen (18) months from the date of termination or (ii) the date on which executive qualifies for health insurance as a result of employment by or association with a subsequent employer; and

f.	Outplacement services (not to exceed $25,000) for twelve (12) months or until the executive obtains substantially comparable employment (as determined by the Company), whichever is shorter; and

g.	Benefits paid to executive shall be grossed up by the Company to cover (1) any federal excise tax due by that executive on account of these benefit payments and (2) any federal income and employment taxes due on federal excise tax.

Change in control shall mean any of the following:

•

any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities; provided, however, that if the Company engages in a merger or consolidation in which the Company or surviving entity in such merger or consolidation becomes a subsidiary of another entity, then references to the Company’s then outstanding securities shall be deemed to refer to the outstanding securities of such parent entity;

•

a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (i) are directors of the Company as of the Effective Date, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least two-thirds of the Incumbent Directors at the time of such election or nomination, but Incumbent Director shall not include an individual whose election or nomination occurs as a result of either (1) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or (2) an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of the Company;

•

the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or if the surviving entity is or shall become a subsidiary of another entity, then such parent entity) more than 50% of the combined voting power of the voting securities of the Company (or such surviving entity or parent entity, as the case may be) outstanding immediately after such merger or consolidation;

•	the stockholders of the Company approve a plan of complete liquidation of the Company; or

•	the sale or disposition (other than a pledge or similar encumbrance) by the Company of all or substantially all of the assets of the Company other than to a subsidiary or subsidiaries of the Company.

How the Company Determines Changes in Compensation for Named Executive Officers

Chief Executive Officer:    The Compensation Committee evaluates the Chief Executive Officer’s performance based on:

•	The Company’s financial performance;

•	The accomplishment of long-term strategic objectives;

•	The development of the Company’s top management team;

•	Specific objectives assigned to the Chief Executive Officer; and

•	Leadership accomplishments.

The Compensation Committee considers the performance of the Chief Executive Officer compared to objectives and the general economic environment when determining the Chief Executive Officer’s compensation. The Compensation Committee is responsible for ensuring that the views of the Board, with respect to the performance of the Chief Executive Officer, are reviewed and discussed with the Chief Executive Officer on a periodic basis. The Compensation Committee makes final decisions regarding the Chief Executive Officer’s compensation.

Other Named Executive Officer:    Each year the Chief Executive Officer submits a performance assessment and compensation recommendation for each of the other named executive officers to the Compensation Committee. The Chief Executive Officer also participates in the discussions with the Compensation Committee prior to their approval of compensation for such officers. The performance evaluation is based on factors such as:

•	Achievement of individual and the Company’s objectives;

•	Contribution to the Company’s performance; and

•	Leadership accomplishments.

The Compensation Committee also reviews the information provided by the Chief Executive Officer’s recommendation. The Compensation Committee has the authority to exercise discretion regarding individual performance awards.

Compensation Decisions in 2012

Base Salary.    Executive management recommended, and the Compensation Committee agreed, that there would be no merit increases for the Named Executive Officers for fiscal 2012.

Short-term Cash Incentive Compensation Decisions.    For fiscal 2012, the Compensation Committee simplified the design of the Company’s short-term cash incentive program to include net income as the sole metric. The Compensation Committee determined in its sole discretion that using net income as the sole financial metric is an appropriate performance goal in order to achieve specific operating results each year.

The table below sets forth short-term cash incentive actual performance compared to fiscal 2012 targets for each Named Executive Officer:

Metric	Actual Performance	Target Performance	Metric Performance
Net Income	$29.7 Million	$16.1 Million	184	%(1)

Note:	(1) The maximum award for overachievement is 150%.

Long-term Compensation Decisions.    For fiscal 2012, the Compensation Committee revised the Long-term Compensation Plan as it relates to performance-vesting restricted stock unit awards. For performance-vesting restricted stock unit awards the performance metric was changed from earnings per share to net income, the threshold award was changed from 80% to 50% and the maximum award for overachievement was changed from 150% to unlimited. The Compensation Committee determined in its sole discretion that using net income as the sole financial metric is an appropriate performance goal in order to achieve long-term performance and to align individual compensation with the objective of building long-term stockholder value.

The table below sets forth the actual performance compared to three year targets for the period ended September 30, 2012 for performance-vesting restricted stock unit awards for each named executive office:

Metric	Actual Performance	Target Performance	Metric Performance
Net Income	$51.9 Million	$65.1 Million	79.7%

All compensation paid to or earned by the Named Executive Officers in fiscal 2012 is disclosed in the Summary Compensation Table for Fiscal 2012, 2011 and 2010 on page 31 of this proxy.

Discretionary Restricted Stock Award in fiscal 2012.    On June 19, 2012, Mr. Powell received a grant of 2,000 shares of restricted stock, of which one half will vest on each of the first and second anniversary of the grant. On August 20, 2012, Mr. Lucas received a grant of 45,000 shares of restricted stock, of which one-third will vest on each of the first, second and third anniversary of the grant date based on continued employment with the Company. This grant was authorized by the Compensation Committee in connection with Mr. Lucas’ appointment as the Company’s President and Chief Executive Officer.

Deductibility of Compensation

The goal of the Compensation Committee is to comply with the requirements of Internal Revenue Code Section 162(m), to the extent possible, with respect to long-term and short-term incentive programs to avoid losing the deduction for compensation in excess of $1,000,000 paid to any named executive officer. The Company has generally structured performance-based compensation plans with the objective that amounts paid under those plans are tax deductible and the plans must be approved by the Company’s stockholders. However, the committee may elect to provide compensation outside those requirements when necessary to achieve its compensation objectives.

Executive Compensation Tables

SUMMARY COMPENSATION TABLE FOR FISCAL 2012, 2011 AND 2010

The following table provides certain summary information concerning cash and certain compensation paid to the Chief Executive Officer, Chief Financial Officer and all other Named Executive Officers of the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($) (1)(2)	Option Awards ($) (1)(2)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Michael A. Lucas,	2012	$72,050	—	—	—	—	—	$78,000	$150,050
President and Chief Executive Officer(4)
Don R. Madison,	2012	$308,748	—	$178,622	—	$347,342	$138,954	$41,000	$1,014,666
Executive Vice President,	2011	$308,748	—	$24,694	—	$122,499	$45,754	$40,500	$543,195
Chief Financial and Administrative Officer, Secretary and Treasurer	2010	$308,748	—	$157,389	—	$314,505	$48,065	$33,680	$859,389
Milburn E. Honeycutt,	2012	$200,842	—	$86,279	—	$150,632	—	$34,042	$471,795
Vice President,	2011	$200,842	—	$10,715	—	$50,211	—	$28,042	$289,810
Controller and Chief Accounting Officer	2010	$195,000	—	$86,287	—	$124,147	—	$27,680	$433,114
Thomas W. Powell,	2012	$600,000	—	$62,950	—	—	—	$150,000	$812,950
President and Chief	2011	—	—	—	—	—	—	—	—
Executive Officer(5)

(1)

The amounts set forth under the columns labeled “Bonus” and “Non-Equity Incentive Plan Compensation” relate to compensation described as “Short-term Cash Incentive Compensation” under the Compensation Discussion & Analysis. The amounts set forth under the columns “Stock Awards” and “Option Awards” relate to compensation described as “Long-term Compensation Plan” under the Compensation Discussion & Analysis.

(2)	The amounts in this column reflect the aggregate grant date fair value of equity awards granted during the year.

(3)	The amounts in this column reflect:

•	Matching contributions by the Company pursuant to the Powell Industries, Inc. 401(k) Plan for Messrs. Madison, and Honeycutt which for fiscal 2012 were $17,000 and $10,042, respectively;

•	Automobile allowances for Messrs. Lucas, Madison, and Honeycutt which for fiscal 2012 were $3,000, $24,000 and $24,000, respectively;

•	Mr. Lucas received a miscellaneous relocation allowance of $75,000 in connection with Mr. Lucas’ appointment as the Company’s President and Chief Executive Officer; and

•

Mr. Powell is also covered by the Company’s Executive Benefit Plan. Pursuant to Mr. Powell’s Executive Benefit Agreement executed under such Plan, following normal retirement after age 65 and having completed at least ten years of continuous employment, he is entitled to salary continuation payments of $150,000 per year for five years and then $75,000 per year for ten years.

(4)	Mr. Lucas was appointed President and Chief Executive Officer of the Company effective August 20, 2012.

(5)

Mr. Powell served on an interim basis as President and Chief Executive Officer of the Company beginning September 14, 2011. During the period of September 14, 2011 through September 30, 2011, the end of Company’s fiscal year, Mr. Powell did not receive any additional compensation apart from his compensation as Chairman of the Board. Mr. Powell continued to serve as President and Chief Executive Officer through August 20, 2012, at which time Mr. Lucas was appointed President and Chief Executive Officer of the Company.

GRANTS OF PLAN BASED AWARDS IN FISCAL 2012

The following table shows plan-based awards granted to the named executive officers during the fiscal year ended September 30, 2012. The plan-based awards identified in the table below that are also equity-based are reported in the Outstanding Equity Awards at Fiscal Year-End table as well.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael A. Lucas(2)		—	—	—	—	—	—	—	—	—	—
Don R. Madison	10/01/10	69,481	138,930	Unlimited	2,217	4,433	Unlimited	2,956	—	—	92,641
Milburn E. Honeycutt	10/01/10	30,149	60,267	Unlimited	962	1,923	Unlimited	1,282	—	—	40,178
Thomas W. Powell(3)		—	—	—	—	—	—	—	—	—	—

(1)

The amounts in this column reflect the grant date fair value of the award, computed in accordance with ASC Topic 718, pursuant to our incentive compensation plan, and based upon the probable outcome of any performance condition.

(2)

Mr. Lucas served as President and Chief Executive Officer of the Company beginning August 20, 2012. During the period of August 20, 2011 through September 30, 2012, the end of Company’s fiscal year, Mr. Lucas did not participate in the Company’s Long-term Compensation Plan. His participation commenced on October 1, 2012, the beginning of the Company’s new fiscal year.

(3)

Mr. Powell served as President and Chief Executive Officer of the Company on an interim basis From September 14, 2011 through August 20, 2012. During his tenure as President and Chief Executive Officer, Mr. Powell did not participate in the Company’s Long-term Compensation.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the holdings of stock options and restricted stock unit awards of the named executive officers at September 30, 2012. This table includes unexercised and unvested options awards. Each outstanding award is shown separately for each named officer.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(7) ($)
Name	Exercisable	Unexercisable
Michael A. Lucas	—	—					45,000	(1)	$1,726,200
Don R. Madison	—	—					4,433	(2)	$170,050
							3,611	(3)	$138,518
							1,971	(4)	$75,608
							803	(5)	$30,803
Milburn E. Honeycutt	—	—					1,923	(2)	$73,766
							1,566	(3)	$60,072
							855	(4)	$32,798
							348	(5)	$13,349
Thomas W. Powell	—	—					3,000	(6)	$115,080

(1)

Shares of Restricted Stock granted on August 20, 2012, of which one-third will vest on each of the first, second and third anniversary of the grant date, based on continued employment with the Company.

(2)

Represents the number of shares of common stock that will be granted at target performance, based on a performance-vesting restricted stock unit (RSU) agreement dated October 1, 2011. Based on continued employment with the Company, the RSU agreement will vest on September 30, 2014.

(3)

Represents the number of shares of common stock that will be granted at target performance, based on a performance-vesting restricted stock unit (RSU) agreement dated October 1, 2010. Based on continued employment with the Company, the RSU agreement will vest on September 30, 2013.

(4)

Represents the number of shares of common stock that will be granted, based on a time-vesting a restricted stock unit (RSU) agreement dated October 1, 2011. Based on continued employment with the Company, 50% of the remaining units available will vest on September 30, 2013 and balance on September 30, 2014.

(5)	Shares of Restricted Stock granted on October 1, 20110 which will vest on September 30, 2013, based on continued employment with the Company.

(6)	Shares of Restricted Stock of which 2,000 shares will vest June 2013 and 1,000 shares will vest June 2014.

(7)	Based on the closing sales price per share of the Company’s common stock on September 30, 2012 of $38.36.

OPTIONS EXERCISED AND STOCK VESTED DURING FISCAL 2012

The following table sets forth information with respect to the named executive officers concerning the exercise of stock options and the receipt of stock awards during fiscal 2012.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Michael A. Lucas	—	—	—		—
Don R. Madison	—	—	4,995	(2)	$191,608	(4)
Milburn E. Honeycutt	—	—	2,396	(2)	$91,911	(4)
Thomas W. Powell	44,000	$704,000	2,000	(2)	$76,720	(4)

(1)	The numbers and values represented in this table for stock awards reflect pre-tax amounts.

(2)	The number of shares reflected herein represents the number of shares earned as a result of the vesting of restricted stock grants and/or the vesting of restricted stock units during the fiscal year.

(3)	Based on the closing sales price of the Company’s common stock on September 30, 2012 of $38.36.

NONQUALIFIED DEFERRED COMPENSATION DURING FISCAL 2012

The following table sets forth information with respect to the named executive officers’ nonqualified deferred compensation during fiscal 2012.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Michael A. Lucas	—	—	—	—	—
Don R. Madison	$78,369	—	$138,954	—	$971,016
Milburn E. Honeycutt	—	—	—	—	—
Thomas W. Powell	—	—	—	—	—

POTENTIAL PAYMENTS UPON TERMINATION

OR CHANGE OF CONTROL AT FISCAL YEAR-END

The following table quantifies certain payments and benefits that would become payable under existing plans and arrangements if the named executive officer’s employment had terminated on September 30, 2012. The information is provided relative to the named executive officer’s compensation and service levels as of the date specified.

Name	Benefit	Resignation or Termination for Cause	Retirement, Disability or Death	Termination for Poor Performance	Termination w/o Cause or for Good Reason Before Change in Control	Termination w/o Cause or for Good Reason After Change in Control
Michael A. Lucas(1)	Severance Pay	- 0 -	- 0 -	$595,000	$1,190,000	$1,785,000
	Short-term Incentive Compensation(1)	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -
	Equity Award Acceleration(3)	- 0 -	$1,726,200	- 0 -	1,726,200	1,726,200
	Health Care Benefit Continuation	- 0 -	- 0 -	24,000	36,000	36,000
	Outplacement Services	- 0 -	- 0 -	- 0 -	25,000	25,000
Don R. Madison	Severance Pay	- 0 -	- 0 -	308,750	617,500	926,250
	Short-term Incentive Compensation	- 0 -	- 0 -	- 0 -	231,563	463,126
	Equity Award Acceleration(3)	- 0 -	414,978	- 0 -	414,978	414,978
	Health Care Benefit Continuation	- 0 -	- 0 -	24,000	36,000	36,000
	Outplacement Services	- 0 -	- 0 -	- 0 -	25,000	25,000
Milburn E. Honeycutt	Severance Pay	- 0 -	- 0 -	200,850	401,700	401,750
	Short-term Incentive Compensation	- 0 -	- 0 -	- 0 -	100,425	100,425
	Equity Award Acceleration(3)	- 0 -	179,985	- 0 -	179,985	179,985
	Health Care Benefit Continuation	- 0 -	- 0 -	24,000	36,000	36,000
	Outplacement Services	- 0 -	- 0 -	- 0 -	25,000	25,000
Thomas W. Powell(2)	Severance Pay	—	—	—	—	—
	Short-term Incentive Compensation	—	—	—	—	—
	Equity Award Acceleration(3)	—	—	—	—	—
	Health Care Benefit Continuation	—	—	—	—	—
	Outplacement Services	—	—	—	—	—

(1)

Mr. Lucas served as President and Chief Executive Officer of the Company beginning August 20, 2012. During the period of August 20, 2011 through September 30, 2012, the end of Company’s fiscal year, Mr. Lucas did not participate in the Company’s Short-Term Cash Incentive Plan. His participation commenced on October 1, 2012, the beginning of the Company’s new fiscal year.

(2)

Mr. Powell served as President and Chief Executive Officer of the Company on an interim basis From September 14, 2011 through August 20, 2012. During his tenure as President and Chief Executive Officer, Mr. Powell did not have an Executive Employment Agreement which governs an executive’s rights upon termination of employment with the Company.

(3) Based on the closing sales price of the Company’s common stock on September 30, 2012 of $38.36

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on the review and discussion referenced above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis referred to above be included in this proxy statement.

The Compensation Committee of the Board,

Christopher E. Cragg,

Chairman Joseph L. Becherer

Bonnie V. Hancock

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All members of the Compensation Committee are independent directors, and none of them are present or past employees of the Company. No member of the Compensation Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. None of the Company’s executive officers has served on the board or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on the Company’s Board or the Compensation Committee. Ms. Bonnie V. Hancock and Messrs. Joseph L. Becherer, Christopher E. Cragg and Stephen W. Seale, Jr. served on the Compensation Committee during the year ended September 30, 2012. Mr. Seale resigned from the Board on December 12, 2012.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed the Company’s audited financial statements as of and for the year ended September 30, 2012, and discussed them with management and the Company’s independent registered public accounting firm. Based on such review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended September 30, 2012 for filing with the Commission. The Audit Committee also reviewed with management and the Company’s independent registered public accounting firm the interim financial information included in the Company’s quarterly reports on Form 10-Q for the fiscal quarters ended December 31, March 31 and June 30, 2012 prior to their being filed with the Commission.

With and without management present, the Audit Committee discussed and reviewed the results of the Company’s independent registered public accounting firm’s examination of the Company’s September 30, 2012 financial statements. The discussion included matters related to the conduct of the audit, such as the selection of and changes in significant accounting policies, the methods used to account for significant or unusual transactions, the effect of significant accounting policies in controversial or emerging areas, the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates, significant adjustments arising from the audit, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Audit Committee discussed and reviewed with the Company’s independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the Company’s independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with the Company’s independent registered public accounting firm any relationships that may impact their objectivity and independence and satisfied itself as to their independence.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee of the Board,

Eugene L. Butler, Chairman

Christopher E. Cragg

Bonnie V. Hancock

Robert C. Tranchon

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm for the year ended September 30, 2012. It is anticipated that the Audit Committee will appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The Audit Committee approved all services rendered by the Company’s independent registered public accounting firm during the years ended September 30, 2012 and September 30, 2011.

The Audit Committee has adopted the following procedure for pre-approving audit services and other services to be provided by the Company’s independent auditors: specific services are pre-approved from time to time by the Committee or by the Committee Chairman on its behalf. As to any services approved by the Committee Chairman, the approval is reported to the Committee at the following meeting of the Committee.

Fees Paid to the Company’s Independent Registered Public Accounting Firm

For 2012 and 2011, the Company’s independent registered public accounting firm’s fees for various types of services to the Company were as shown below:

	PricewaterhouseCoopers
	2012		2011
Audit Fees	$1,050,744		$1,170,410
Audit-Related Fees	—		—
Tax Fees
Tax compliance services	51,350	(1)	54,840	(1)
Tax advisory services	—		13,975	(2)
All Other Fees	—		—
TOTAL	$1,102,094		$1,239,225

(1)	Tax compliance services relate to the preparation and filing of the U.S. Corporate Tax Return and state corporate income tax returns for the Company and its subsidiaries.

(2)	Tax advisory services relate to consulting services with respect to matters involving tax authorities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than ten percent stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 reports were required for those persons, the Company believes that all filing requirements applicable to its officers and directors and greater-than ten percent beneficial owners during the year ended September 30, 2012 were in compliance, except Thomas W. Powell did not timely file a Form 4 with respect to the exercise of stock options on May 14, 2012 and a Form 4 with respect to a grant of restricted stock on June 19, 2012, each of Stephen W. Seale, Jr., Robert C. Tranchon, Scott E. Rozzell, Bonnie V. Hancock, Christopher E. Cragg, James F. Clark, Eugene L. Bulter and Joseph L. Becherer did not timely file a Form 4 with respect to a grant of restricted stock on June 19, 2012, and Michael A. Lucas did not timely file a Form 4 with respect to a grant of restricted stock on August 20, 2012.

OTHER MATTERS

As of the date of this statement, the Board has no knowledge of any business which will be presented for consideration at the meeting other than the election of three directors of the Company. Should any other matters be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the matter.

ANNUAL REPORT

An Annual Report to Stockholders and an Annual Report on Form 10-K covering the fiscal year of the Company ended September 30, 2012 are enclosed herewith. These reports do not form any part of the material for solicitation of proxies.

STOCKHOLDER PROPOSALS

Proposals of stockholders to be presented at the Annual Meeting of Stockholders to be held in 2014 must be received at the office of the Secretary of the Company no later than September 11, 2013 in order to be included in the Company’s proxy statement and form of proxy relating to that meeting.

Pursuant to the Company’s bylaws, a stockholder that intends to present business at the 2013 Annual Meeting and has not submitted such proposal by the date set forth above must notify the Secretary of the Company by November 22, 2012. If such notice is received after November 22, 2012, then the notice will be considered untimely, and the Company is not required to present such business at the 2013 Annual Meeting.

All proposals must comply with applicable SEC regulations and the Company’s Bylaws as amended to date.

By Order of the Board

/s/ Thomas W. Powell
Thomas W. Powell
Chairman of the Board

Dated: January 9, 2013

☐                         ¢

POWELL INDUSTRIES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

FEBRUARY 20, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Eugene L. Bulter and Christopher E. Cragg, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Powell Industries, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Powell Industries, Inc., to be held at the offices of Powell Industries, Inc., 8550 Mosley Road, Houston, Texas, at 11:00 a.m., Central Standard Time, on February 20, 2013 at any adjournment thereof, as follows:

(Continued and to be signed on the reverse side.)

¢	14475 ¢

ANNUAL MEETING OF STOCKHOLDERS OF

POWELL INDUSTRIES, INC.

February 20, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://investor.shareholder.com/powell/annual-proxy.cfm

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

■	20330000000000000000 9	022013

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. Election of the nominees listed below (except as indicated below) to the Board of Directors, class of 2016. NOMINEES:

2.   To hold a stockholder advisory vote on the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement (“say-on-pay”);

				☐	☐	☐
☐	FOR ALL NOMINEES	O JOSEPH L. BECHERER O MICHAEL A. LUCAS
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O THOMAS W. POWELL
☐	FOR ALL EXCEPT (See instructions below)

3.   In their discretion with respect to (1) any other matters as may properly come before the meeting and any adjournment thereof, (2) approval of the minutes of the prior meeting, if such approval does not amount to ratification of the action taken at that meeting, (3) the election of any other person as a director if a nominee named herein is unable to serve or for good cause will not serve, and (4) matters incident to the conduct of the meeting.

If properly executed, this voting instruction will be voted as directed herein.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE ABOVE PROPOSALS, SHARES ALLOCATED WILL BE VOTED “FOR” THE BOARD OF DIRECTORS’ NOMINEES.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■

Note:      Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ANNUAL MEETING OF STOCKHOLDERS OF

POWELL INDUSTRIES, INC.

February 20, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

Vote online until 11:59 PM EST the day before the meeting.

COMPANY NUMBER

ACCOUNT NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://investor.shareholder.com/powell/annual-proxy.cfm
i Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. i

■	20330000000000000000 9	022013

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE  COMPENSATION.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. Election of the nominees listed below (except as indicated below) to the Board of Directors, class of 2016. NOMINEES:

2.   To hold a stockholder advisory vote on the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement (“say-on-pay”);

				☐	☐	☐
☐	FOR ALL NOMINEES	O JOSEPH L. BECHERER O MICHAEL A. LUCAS
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O THOMAS W. POWELL
☐	FOR ALL EXCEPT (See instructions below)

3.   In their discretion with respect to (1) any other matters as may properly come before the meeting and any adjournment thereof, (2) approval of the minutes of the prior meeting, if such approval does not amount to ratification of the action taken at that meeting, (3) the election of any other person as a director if a nominee named herein is unable to serve or for good cause will not serve, and (4) matters incident to the conduct of the meeting.

If properly executed, this voting instruction will be voted as directed herein.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE ABOVE PROPOSALS, SHARES ALLOCATED WILL BE VOTED “FOR” THE BOARD OF DIRECTORS’ NOMINEES.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■

Note:      Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■